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                                                                    Exhibit 10.1

                       AGREEMENT DATED AS OF JUNE 30, 1999

                                     BETWEEN

                            DAUGHERTY PETROLEUM, INC.
                            (a Kentucky Corporation)

                                       AND

                               H & S LUMBER, INC.
                            (a Kentucky corporation)


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         THIS AGREEMENT dated as of June 30, 1999, by and between H & S LUMBER,
INC., a Kentucky corporation (the "Purchaser"), and DAUGHERTY PETROLEUM, INC., a Kentucky corporation (the "SELLER").

                              W I T N E S S E T H:

         WHEREAS, the SELLER owns 100% of the issued and outstanding shares of the capital stock of Red River Hardwoods, Inc., a Kentucky corporation (the "Company"); and

         WHEREAS, SELLER is willing and will at the Closing, hereinafter provided for in Article Eight (the "Closing"), sell to Purchaser all such capital stock of the Company on the terms and conditions hereinafter set forth; and

         WHEREAS, Purchaser is willing to purchase from SELLER all, but not less than all, of the issued and outstanding capital stock of the Company, upon the terms and conditions hereinafter set forth; and

         NOW, THEREFORE, for and in consideration of the premises and promises set forth herein, the parties hereto AGREES as follows:

                                   ARTICLE I.
                            TERMS OF SALE AND PAYMENT

         1.1 SALE OF STOCK. SELLER, as OWNER of all of the issued and outstanding capital stock of the Company, agrees, upon the terms and conditions hereinafter set forth, to sell, transfer and deliver or cause to be sold, transferred and delivered to Purchaser, free and clear of all liens and encumbrances, an aggregate of 100 fully paid and non-assessable shares of common stock, no par value, of the Company (the "Common Shares").

         1.2 PURCHASE OF COMMON SHARES. Purchaser agrees to purchase all, but not less than all, of the Common Shares from SELLER upon the terms, conditions and provisions hereinafter set forth and in reliance upon the covenants, agreements, representations, warranties and indemnities of SELLER set forth in this Agreement.

         1.3 PURCHASE PRICE. The purchase price for the Common Shares (the "Purchase Price") shall be the following:

             (a) CASH. The sum of FIVE HUNDRED THIRTY SEVEN THOUSAND DOLLARS ($537,000), the receipt of $7,000 of which is acknowledged, the balance of which is payable at the Closing, by cashier's check payable to Seller or wire transfer of immediately available funds to Seller's bank account.

             (b) RELEASE OF SELLER'S GUARANTY. Purchaser, as a material portion of the Purchase Price, agrees to obtain an unconditional release of the SELLER'S guaranty of $250,000 of the Company's indebtedness to the Powell County Industrial Development Authority.

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             (c) RELEASE OF PREVIOUS GUARANTORS. Purchaser, as a material portion of the Purchase Price, agrees to obtain the unconditional releases of Ridgecrest Enterprises, Inc., Mountain Association for Community Economic Development, D. Lyle Aten, Richard K. Brautigam, Anne Brautigam, Gary Detraz, Richard O. Dorton, Terry D. Fields, Surfside Enterprises, Inc., and William J. Weatherspoon from their guaranties of the note dated November 8, 1993, in the original amount of $800,000 payable to Liberty National Bank of Lexington (now Bank One by virtue of merger).

        1.4 RELEASE OF LIENS. As a condition of the sale of the Common Shares and in additional consideration of the receipt of the Purchase Price, the SELLER agrees to pay, satisfy and release or obtain releases of the following indebtedness owed by the Company:

             (a) DIFFERENCES IN RECEIVABLES, PAYABLES, AND INVENTORY. The SELLER agrees to pay the PURCHASER the sum of $135,000 to cover any and all overstatements of the receivables and inventory of the Company and/or understatements of the payables of the Company. This payment shall be in complete satisfaction of any breach of any SELLER's representation and warranty contained within Article II relating to receivables, inventory and payables.

             (b) DPI/TRIO LINE OF CREDIT. Those certain promissory notes dated October 31, 1995 and February 2, 1996 in the respective principal amounts of $130,000 and $320,000, secured by Security Agreements and Financing Statements recorded in the Powell County Clerk's Office on November 10, 1995 and February 9, 1996, in Files # 95-2562 and 96-0243, respectively. The Security Agreements and Financing Statements were subsequently assigned to Trio Growth Trust, an Ontario Trust, u/a/d February 13, 1985, on November 10, 1995, File #95-2563 and February 9, 1996, File # 96-0244.

             (c) ACCOUNTS PAYABLE OWED TO SELLER. All accounts payable and other miscellaneous sums owed to SELLER by the Company.

             (d) PAYMENT OF VARIOUS TAXES. The SELLER agrees to pay fifty (50%) percent of the amount necessary to close Case # 000701261 with the Kentucky Revenue Cabinet relating to various taxes owed by the Company and obtain releases of any tax liens filed as a result of said amounts that are owed pursuant to Case 000701261. Specifically, said case covers Corporation License tax for 1995-1997, Sales and Use Tax for 1996 and 1997, Omitted Tangible Property Tax for 1994, 1996-1998. The Parties agree that the Purchaser will be responsible for the remaining fifty (50%) percent on the amount necessary to close the case and obtain releases and, if said amount has been paid entirely by the SELLER prior to Closing, reimburse the SELLER for the fifty (50%) percent attributable to the BUYER at or before the Closing of this matter.

                                   ARTICLE II.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         2.1 The SELLER, jointly and severally, hereby make the following representations and warranties to Purchaser, its successors and assigns:

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                  (a) ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of Kentucky, duly authorized to carry on the business presently conducted by it. The Company is qualified to do business in the Commonwealth of Kentucky and is not required to be qualified to do business in any other jurisdiction where the failure to be so qualified would have an adverse effect on the Company.

                  (b) CAPITAL. The Company has an authorized capital stock consisting of 20,000 shares of common stock, with no par value, of which 100 shares are issued and outstanding and no shares are held in its treasury. The Company has no outstanding subscriptions, options, rights, warrants or other agreements which may require it now or in the future, to issue or to transfer from its treasury any additional shares of its capital stock.

                  (c) SUBSIDIARIES. The Company owns a 50% interest in Appalachian Mouldings & Millwork LLC ("AMM") and the transfer of the Common Shares will not in any way affect the Company's ownership of its interest in AMM. Other than AMM, the Company has no subsidiaries and owns no interest in any corporation, partnership, joint venture or other entity.

                  (d) DUE ISSUANCE. All the issued and outstanding shares of the capital stock of the Company have been properly issued, and are fully paid and non-assessable.

                  (e) TITLE TO COMMON SHARES. SELLER is the sole and exclusive holders and OWNER of all of the issued and outstanding capital stock of the Company, free and clear of all liens, pledges, hypothecations, restrictions or encumbrances, and no other person, firm or corporation has or will have at Closing any interest whatsoever in any of such shares. The sale provided for herein will vest in Purchaser directly, absolute title to the Common Shares, free and clear of any and all encumbrances, liens, restrictions, options, agreements and conditions.

                  (f) AUTHORITY AND ENFORCEABILITY. SELLER has the full right, power, legal capacity and authority to sell and transfer the Common Shares, free and clear of any statutory, contractual or other limitations and to enter into and perform their obligations under this Agreement. This Agreement constitutes a valid and legally binding obligation of SELLER, enforceable in accordance with the terms hereof.

                  (g) FINANCIAL STATEMENTS. The audited financial statements of the Company as of December 31, 1996, December 31, 1997 and December 31, 1998 and the unaudited consolidated interim balance sheets and income statements of the Company as of June 30, 1999 (the "Financial Statements"), copies of which have been delivered to Purchaser, are true and correct and have been prepared in accordance with generally accepted accounting principles consistently applied; the balance sheets in the Financial Statements fairly present the financial position of the Company in all material respects as of their respective dates and set forth in full and reflect all liabilities, including taxes, of the Company as of such dates; the income statements fairly present the results of the operations of the Company in all material respects for the periods indicated and covered thereby; and the SELLER's Equity of the Company as of such dates was as set forth in the Financial Statements, after full provision and reserves for all taxes and other liabilities for all periods up to the dates thereof. The SELLER does not know nor has any reason to know of any liability or any basis for the assertion against the Company of any liability required to

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be reflected or reserved against in the balance sheets according to generally accepted accounting principles, consistently applied and not so reflected or reserved. NOTWITHSTANDING the above, Purchaser understands and acknowledges that the amounts set forth in the above referenced Financial Statements for "Work in process" and "Inventory" differ substantially from the values that Purchaser has and will place on such items. Purchaser further acknowledges that as a result of such adjustments the value of the assets will be reduced substantially and that SELLER will not in any way be liable for such adjustments or the effects thereof.

                  (h) ABSENCE OF CHANGE. Except as set forth in EXHIBIT 2.1(h), since June 30, 1999, SELLER has not been responsible for and to the best of its knowledge there has been:

                      (1) no financial or other commitments or obligations incurred by the Company, except such as may be incidental to carrying on the ordinary course of business;

                      (2) no borrowing by the Company of any funds and no endorsing or guaranteeing payment by any of them of any loan or obligation, contractual or otherwise, of any other individual, firm, corporation or other entity, and except as set forth in the Financial Statements, there are no such borrowings, endorsements or guarantees by the Company presently outstanding;

                      (3) no loans or advances by the Company to any individual, firm, corporation or other entity at any time;

                      (4) no capital additions or improvements in excess of $10,000 for any single expenditure or $20,000 in the aggregate and no contracts or purchase orders therefore, to the properties of the Company;

                      (5) except for finished products and component parts sold by the Company in the ordinary course of business, and assets transferred pursuant to this Agreement, no sale, retirement, abandonment or other disposition of any property of the Company, except the disposition of minor equipment in the ordinary course of business with an individual sale value of less than $3,000;

                      (6) no outstanding obligation by the Company either for money borrowed or otherwise, other than as set forth in the Financial Statements, except trade accounts payable and other current expenses and taxes incurred and accrued on its books and arising out of the ordinary course of business, none of which obligations is in default or arrears of payment;

                      (7) no dividend on the Company's capital stock or any money or other property set apart for payment or for making any other distributions to or for the account of SELLER;

                      (8) no acquisition or contract to acquire in any manner, directly or indirectly, any of the outstanding capital stock of the Company or any other corporation;

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                      (9) no payment of or any obligation to pay any amounts
either in cash or other property to any person for cancellation of any outstanding options or agreements to acquire shares of the Company's capital stock;

                      (10) no change in the capital structure or articles of incorporation or by-laws of the Company;

                      (11) no change in the accounting methods or practices followed by the Company in connection with the operations of the Company;

                      (12) no notice of any violation of any building or zoning code and not actual or threatened condemnation of the real properties of the Company; or

                      (13) no release, discharge or spill of Hazardous Substances (as hereinafter defined) on or from the real properties owned or used by the Company and no notice of any violation of any Environmental Law (as hereinafter defined) has been received by the Company or any Seller relating to the Company or any of the real properties of or used by any of them.

                  (i) EMPLOYMENT CONTRACTS. The Company has no:

                      (1) outstanding employment agreement with any person or any outstanding obligations under any prior such agreements;

                      (2) outstanding consulting retainer or service agreement or arrangements for rendition of services or otherwise by any person or any outstanding obligations under any prior such agreements or arrangements;

                      (3) officers or other employees whose employment cannot be terminated by it at will;

                      (4) collective bargaining agreement or agreements.

                  (j) SALES REPRESENTATIVES, DEALERS AND DISTRIBUTORS. The Company is not a party to any contract or agreement with any person under which such other person is a sales agent, representative, dealer or distributor of any of the products of the Company which by its terms cannot be terminated at will or on not more than 30 days prior notice and there has been no change in the rate of compensation paid or payable to any such person since June 30, 1999.

                  (k) PENDING CLAIMS. Except as set forth in EXHIBIT 2.1(k), there are no audits by a tax authority, claims of any kind, actions, proceedings or disputes pending or threatened against or affecting the Company, excluding lawsuits filed in court and not served on the Company of which the Company has no knowledge; there are no unpaid judgments of any kind against the Company; there have been no accidents or other such occurrences involving any product of the Company of which the Company has any notice or knowledge; there are no contracts of the Company subject to renegotiation or unilateral downward price adjustment; the Company is not charged with or threatened with a charge or violation nor is it under investigation with respect to any alleged

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violation of any provision of any federal, state or local law or administrative ruling or regulation relating to any aspect of the business being carried on by the Company.

                  (l) TITLE TO ASSETS. Except as set forth in EXHIBIT 2.1(l),
(i) the Company is the sole and exclusive owner of, and has good and marketable title in fee simple to all its real properties and other assets used in the business of the Company, wherever located, free and clear of all liens, mortgages, pledges, encumbrances or other charges; and (ii) no other person, firm or corporation has or will have at Closing any interest whatsoever in any of such assets.

                  (m) CONDITION OF PHYSICAL ASSETS SOLD "AS IS". By executing this Agreement the Purchaser understands, acknowledges and agrees that the physical assets of the Company, including, but not limited to, the building(s), machinery and equipment are sold to the Purchaser "As Is" and the Company makes no representations or warranties as to their condition or state of repair. The Purchaser acknowledges that it has been afforded a full opportunity to inspect and examine the premises, equipment and machinery, is familiar with the conditions thereof, and accepts them as such.

                  (n) LEASES. The Company is not a lessee of any real or personal property under any lease agreement covering property not owned by the Company, except as may be set forth in EXHIBIT 2.1(n), and in connection with all leases set forth in such EXHIBIT 2.1(n), no Seller nor any officer, director or key employee of the Company, nor any spouse, child or relative of any of these persons owns or has any interest, directly or indirectly, in any of the real or personal property leased to the Company. All leases listed in EXHIBIT 2.1(n) are valid and in full force, and there does not exist any default or event that with notice or lapse of time, or both, would constitute a default or event of acceleration under any of these leases.

                  (o) CORPORATE DOCUMENTS. The Company has furnished to Purchaser for its examination (i) copies of the articles of incorporation and by-laws of the Company; (ii) copies of the minute books of the Company containing all records required to be set forth of all proceedings, consents, actions, and meetings of SELLER and the board of directors of the Company; and
(iii) copies of the stock transfer books of the Company setting forth all issuances and transfers of any capital stock.

                  (p) OPERATIONAL COMPLIANCE. Neither the Company nor any Seller has received any notice or has any knowledge or reasonable grounds to believe that the properties of the Company are not being operated in conformity with all applicable rules, ordinances and other laws pertaining thereto where such failure to operate in conformity with all applicable rules, ordinances and other laws pertaining thereto would have an adverse effect on the Company's business. Neither the Company nor any Seller has received any notice or has any knowledge or reasonable grounds to believe that the Company is not in full compliance with all federal and state laws relating to the business of the Company or its properties.

                  (q) ACCOUNTS RECEIVABLE. All notes and accounts receivable, both those reflected on the balance sheets in the Financial Statements and those accrued thereafter up to Closing, are genuine, and valid obligations owed to the Company. SELLER makes no representations or warranties as to the collectibility of any of such accounts receivable.

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                  (r) TAX MATTERS. Except as set forth in Exhibit 2.1 (r), the
Company has filed all federal, state and local tax returns, estimates and reports required to be filed by it, has paid in full all taxes shown to be due by such returns, estimates or reports and no taxes, charges or assessments of any kind, with respect to all past fiscal years of the Company and the period ending on the Closing Date, or any deficiencies, interest or penalties in connection therewith, are owed by the Company, except as accrued on the Financial Statements. Except as set forth in Exhibit 2.1 (r), neither the Company nor any Seller knows of any audits, assessments, notices of deficiency, claims or demands for taxes or proposed deficiencies against the Company for any federal, state or local taxes.

                  (s) INSURANCE. Purchaser has received a list of all insurance policies maintained by the Company, along with the expiration dates of such policies. All of such policies are in full force and effect and the Company is not aware of any fact or situation that would cause the cancellation, non-renewal or increase in cost of such policies.

                  (t) NO YEAR 2000 COMPLIANCE REPRESENTATIONS OR WARRANTIES. By executing this Agreement the Purchaser understands, acknowledges and agrees, that the Company makes no representations or warranties regarding the year 2000 compliance of any computer hardware, software or equipment owned or used by the Company or that of the Company's suppliers, vendors, purchasers, contractors, or other entities with whom the Company transacts business, including government agencies.

                  (u) FULL DISCLOSURE. No representation or warranty made in this Agreement or any exhibit or schedule hereto and no statement or certificate or memorandum furnished or to be furnished to Purchaser pursuant hereto or in connection with the transactions covered hereby contains or will contain any materially untrue statement of a material fact, or omit any material fact, the omission of which would be misleading.

                                  ARTICLE III.
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

         3.1      Purchaser represents and warrants that:

                  (a) ORGANIZATION. It is a corporation duly organized, existing and in good standing under the laws of Kentucky.

                  (b) AUTHORITY. It has taken all necessary corporate action on its part as may be required under the laws of Kentucky and under its Articles of Incorporation and By-laws to authorize the execution, delivery and carrying out of this Agreement on its behalf.

                  (c) ENFORCEABILITY. This Agreement constitutes a valid and legally binding obligation of Purchaser enforceable in accordance with the terms hereof.

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                  (d) FULL DISCLOSURE. It is not aware of any fact that at the present time would cause any of the representations and warranties of the SELLER to contain any untrue statement of a material fact, or omit any material fact, the omission of which would be misleading.

                  (e) ACTIONS SINCE JUNE 30, 1999. It has not taken any action during the period of its operation of the Company that commenced June 30, 1999, that would make any of the SELLER'S Representations and Warranties inaccurate, false or misleading.

                                   ARTICLE IV.
                       SELLER' OBLIGATIONS BEFORE CLOSING

         4.1 WARRANTIES AT CLOSING. All representations and warranties of SELLER set forth in this Agreement and in any written statements delivered to Purchaser by any of them under this Agreement will also be true and correct as of Closing as if made on and as of that date.

         4.2 DUE DILIGENCE. SELLER shall make available to Purchaser all books, records, properties and other documents of the Company that are requested by Purchaser. SELLER shall provide Purchaser and its agents complete access to all of the Company's properties and all of its books, records and personnel for purposes of conducting its due diligence investigation, including any appraisals and all audits and financial records of the Company as requested by Purchaser. Purchaser shall be free to communicate with any of the creditors of the Company provided that SELLER receive advance notice of such communication. SELLER shall provide consultation, or have the Company provide consultation, as Purchaser may request, with respect to any of the Company's creditors and shall participate in meetings with such creditors at Purchaser's request. Purchaser is hereby given consent to meet with the Company's auditors to discuss the Company's financial statements and status, with the cost of any such meetings to be borne by Purchaser.

                                   ARTICLE V.
                     PURCHASER'S OBLIGATIONS BEFORE CLOSING

         5.1 WARRANTIES AT CLOSING. All representations and warranties of SELLER set forth in this Agreement and in any written statements delivered to Purchaser by any of them under this Agreement will also be true and correct as of Closing as if made on and as of that date.

         5.2 CONFIDENTIALITY. Purchaser agrees that, unless and until the Closing has been consummated, Purchaser and its officers, directors, and other representatives will not use in any manner or for any purpose any or all confidential data and information whether written or otherwise, obtained in connection with this transaction or Agreement, with respect to the business of the Company, and if the transactions contemplated by this Agreement are not consummated, Purchaser will return to SELLER all such data and information that they may reasonable request. Any such data and information will not be considered confidential hereunder if it is part of the public domain or becomes part of the public domain through no act or omission of Purchaser unless required by subpoena or other court process or as may be required by law.

                                   ARTICLE VI.
                  CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE


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         6.2 CONDITIONS. The obligations of SELLER' to sell and transfer the
Common Shares under this Agreement are subject to the satisfaction, at or before Closing, of all the conditions set forth in this Article Six. SELLER may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by SELLER of any of their other rights or remedies, at law or in equity, if Purchaser shall be in default of any of its representations, warranties or covenants under this Agreement.

         6.3 PURCHASER'S WARRANTIES. All representations and warranties by Purchaser contained in this Agreement or in any written statement delivered by Purchaser under this Agreement shall be true on and as of Closing as though such representations and warranties were made on and as of that date.

         6.4 PURCHASER'S PERFORMANCE. Purchaser shall have performed and complied with all covenants and agreements, and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy, before or at closing.

         6.5 ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing.

                                  ARTICLE VII.
                 CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE

         7.1 CONDITIONS. The obligation of Purchaser to purchase the Common Shares under this Agreement is subject to the satisfaction, at or before Closing, of all the conditions set forth in this Article Seven. Purchaser may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Purchaser of any of its other rights or remedies, at law or in equity, if SELLER shall be in default of any of their representations, warranties, or covenants under this Agreement.

         7.2 CAPITAL STOCK. The issued and outstanding shares of capital stock of the Company shall consist of 100 shares of common stock, all of which are fully paid and non-assessable and there are no shares of common stock held in its treasury. The SELLER shall be the sole OWNER of all the issued and outstanding capital stock of the Company. Immediately after Closing, no person other than Purchaser shall have any interest whatsoever in the Common Shares which shall be free and clear of (i) any statutory, contractual or other limitation and (ii) all liens, pledges, hypothecations, restrictions or encumbrances.

         7.3 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Except as otherwise specifically permitted by this Agreement, all representations and warranties by SELLER in this Agreement delivered to Purchaser by any of them under this Agreement shall be substantially true on and as of the Closing as though made at that time.

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         7.4 PERFORMANCE OF SELLER. The SELLER shall have performed, satisfied, and complied with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by them, or any of them, on or before Closing.

         7.5 EXHIBITS. All Exhibits to this Agreement are to be prepared by the Company and the SELLER and shall be dated and shall be accurate as of Closing. Substantially all Exhibits for which the SELLER and the Company are responsible have been delivered to the Purchaser prior to or simultaneous with the execution of this Agreement and are materially complete.

         7.6 STOCK CERTIFICATES. Purchaser shall have received a stock certificate representing all the issued and outstanding shares of capital stock of the Company, duly registered in the name of Purchaser.

         7.7 REQUESTED RESIGNATIONS. Purchaser shall have received the individual written resignations of all of the directors of the Company and of such officers of the Company effective as of the date of the Closing.

                                  ARTICLE VIII.
                                   THE CLOSING

         8.1 TIME OF CLOSING. The Closing hereunder shall take place at the offices of the Company no later than December 1, 1999 at 10:30 a.m., or at such other time and place as may be acceptable to the parties.

         8.2 SELLER' OBLIGATIONS. At the Closing, SELLER shall deliver or cause to be delivered to Purchaser all documents, certificates, letters, agreements and other items required by Article Seven hereof which have not already been delivered prior to Closing.

         8.3 PURCHASER'S OBLIGATION. At the Closing, Purchaser shall deliver or cause to be delivered to SELLER the purchase price as set forth above in Section 1.3.

                                   ARTICLE IX.
                              BROKERS AND EXPENSES

         9.1 BROKER. The parties hereto represent and warrant that there are no brokers or finders known to them to be involved with this transaction.

         9.2 EXPENSES. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiation and preparation of this Agreement and in Closing and carrying out the transactions contemplated by this Agreement. The SELLER shall pay such fees and expenses incurred by the Company prior to Closing.

                                   ARTICLE X.
                                FORM OF AGREEMENT

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         10.1 HEADINGS. The subject headings of the sections, paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         10.2 ENTIRE AGREEMENT, MODIFICATION AND WAIVER. This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         10.3 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                   ARTICLE XI.
                                     PARTIES

         11.1 RIGHTS OF PARTIES. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

         11.2 ASSIGNMENT. SELLER shall not assign this Agreement. Purchaser shall not assign this Agreement, except to an affiliate. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, and successors.

                                  ARTICLE XII.
                                    REMEDIES

         12.1 SPECIFIC PERFORMANCE. Each party's obligation under this Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

         12.2 COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs

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incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                                  ARTICLE XIII.
             NATURE AND SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS

         13.1 EFFECT OF CERTAIN ACTIONS. No action taken pursuant to or related to this Agreement, including without limitation any investigation by or on behalf of any party shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein.

         13.2 EFFECT OF CLOSING. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive Closing for a period of one year.

                                  ARTICLE XIV.
                                     NOTICES

         14.1 NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party (including without limitation service by overnight courier service) to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, at the address set forth below, or on the date of service if delivered by facsimile to the facsimile number set forth below which facsimile is confirmed within three days by deposit of a copy of such notice in first class mail, registered or certified, postage prepaid at the address set forth below. Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

         If to the SELLER:
         -----------------
         Daugherty Petroleum, Inc.
         120 Prosperous Place, Suite 201
         Lexington, Kentucky 40508
         Attn: William G. Barr III

         If to Purchaser:
         ----------------
         H & S Lumber, Inc.
         1250 Lofty Heights Road
         Clay City, Kentucky 40312

         With a copy to:
         ---------------
         Kevin Romenesko
         Faulkner & King
         117 West High Street
         Mount Sterling, Kentucky 40353

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                                   ARTICLE XV.
                                  GOVERNING LAW

         15.2 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by the laws of the Commonwealth of Kentucky.

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the date set forth above.



DAUGHERTY PETROLEUM, INC.



By:_____________________________
    WILLIAM S. DAUGHERTY
    PRESIDENT

Date:___________________________

H & S LUMBER, INC.



By:_____________________________
    HENRY PETTIT
    PRESIDENT

Date:___________________________

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